PURCHASE AGREEMENT


      LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and ERIC E. RYBACK ("Ryback"), intending to be legally bound, hereby agree as follows:

      1. In order to provide the Trust with its initial capital, the Fund hereby sells to Ryback and Ryback hereby purchases from the Fund 1,000 shares of common stock of the Trust's Lindner Utility Fund (the "Shares") at $10.00 per share. The Trust hereby acknowledges receipt from Ryback of $10,000 in full payment for the Shares.

      2. Ryback represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof and that Ryback has no present intention to redeem or dispose of any of the Shares.

      3. Ryback hereby agrees that it will not redeem any of the Shares prior to the time that the Trust has completed the amortization of its organizational expenses. In the event that the Trust liquidates before the deferred organizational expenses are fully amortized, then the Shares shall bear their proportionate share of such unamortized organization expenses.

      IN WITNESS WHEREOF, the parties have executed this agreement on the 25th day of August, 1993.

                        LINDNER INVESTMENTS

                        By: /S/ LARRY CALLAHAN
                        Its:  Vice President


                        /S/ ERIC E. RYBACK
                        Eric E. Ryback

                            PURCHASE AGREEMENT


      LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and VALASSIS IRREVOCABLE TRUST u/t/a October 14, 1992, f/b/o D. Craig Valassis ("Valassis"), intending to be legally bound, hereby agree as follows:

      1. In order to provide the Trust with its initial capital, the Fund hereby sells to Valassis and Valassis hereby purchases from the Fund 3,000 shares of common stock of the Trust's Lindner Utility Fund (the "Shares") at $10.00 per share. The Trust hereby acknowledges receipt from Valassis of $30,000 in full payment for the Shares.

      2. Valassis represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof and that Valassis has no present intention to redeem or dispose of any of the Shares.

      3. Valassis hereby agrees that it will not redeem any of the Shares prior to the time that the Trust has completed the amortization of its organizational expenses. In the event that the Trust liquidates before the deferred organizational expenses are fully amortized, then the Shares shall bear their proportionate share of such unamortized organization expenses.

      IN WITNESS WHEREOF, the parties have executed this agreement on the 25th day of August, 1993.

                        LINDNER INVESTMENTS

                        By: /S/ ERIC E. RYBACK
                        Its:  President


                        VALASSIS IRREVOCABLE TRUST u/t/a
                        October 14, 1992, f/b/o
                        D. Craig Valassis

                        By: /S/ Doug Valassis
                        Its Trustee

                            PURCHASE AGREEMENT


      LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and VALASSIS IRREVOCABLE TRUST u/t/a October 14, 1992, f/b/o Doug T. Valassis ("Valassis"), intending to be legally bound, hereby agree as follows:

      1. In order to provide the Trust with its initial capital, the Fund hereby sells to Valassis and Valassis hereby purchases from the Fund 3,000 shares of common stock of the Trust's Lindner Utility Fund (the "Shares") at $10.00 per share. The Trust hereby acknowledges receipt from Valassis of $30,000 in full payment for the Shares.

      2. Valassis represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof and that Valassis has no present intention to redeem or dispose of any of the Shares.

      3. Valassis hereby agrees that it will not redeem any of the Shares prior to the time that the Trust has completed the amortization of its organizational expenses. In the event that the Trust liquidates before the deferred organizational expenses are fully amortized, then the Shares shall bear their proportionate share of such unamortized organization expenses.

      IN WITNESS WHEREOF, the parties have executed this agreement on the 25th day of August, 1993.

                        LINDNER INVESTMENTS

                        By: /S/ ERIC E. RYBACK
                        Its:  President


                        VALASSIS IRREVOCABLE TRUST u/t/a
                        October 14, 1992, f/b/o
                        Doug T. Valassis

                        By: /S/ Doug Valassis
                        Its Trustee

                            PURCHASE AGREEMENT


      LINDNER INVESTMENTS, a Massachusetts business trust (the "Trust"), and VALASSIS IRREVOCABLE TRUST u/t/a October 14, 1992, f/b/o Debra A. Lyonnais ("Valassis"), intending to be legally bound, hereby agree as follows:

      1. In order to provide the Trust with its initial capital, the Fund hereby sells to Valassis and Valassis hereby purchases from the Fund 3,000 shares of common stock of the Trust's Lindner Utility Fund (the "Shares") at $10.00 per share. The Trust hereby acknowledges receipt from Valassis of $30,000 in full payment for the Shares.

      2. Valassis represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof and that Valassis has no present intention to redeem or dispose of any of the Shares.

      3. Valassis hereby agrees that it will not redeem any of the Shares prior to the time that the Trust has completed the amortization of its organizational expenses. In the event that the Trust liquidates before the deferred organizational expenses are fully amortized, then the Shares shall bear their proportionate share of such unamortized organization expenses.

      IN WITNESS WHEREOF, the parties have executed this agreement on the 25th day of August, 1993.

                        LINDNER INVESTMENTS

                        By: /S/ ERIC E. RYBACK
                        Its:  President


                        VALASSIS IRREVOCABLE TRUST u/t/a
                        October 14, 1992, f/b/o
                        Debra A. Lyonnais

                        By: /S/ Doug Valassis
                        Its Trustee